UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 7, 2015

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2015, Farmers Capital Bank Corporation (the “Company”), amended its Employment Agreement Dated December 10, 2012, as amended on November 26, 2013 and December 8, 2014 (the “Agreement”), with Lloyd C. Hillard, Jr., the Company’s President and Chief Executive Officer. The current amendment consists of updating the effective date of the Agreement to January 1, 2016 and adding a provision to permit Mr. Hillard upon his retirement to purchase his then current automobile. The term of the agreement remains sixty (60) months.

The above summary of the Agreement is qualified in its entirety by reference to the text of the amendment, a copy of which is attached, and incorporated herein by reference, as Exhibit 10.1 to this Current Report on 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit 10.1 – Amendment No. 3 dated December 7, 2015 to Employment Agreement between Farmers Capital Bank Corporation and Lloyd C. Hillard, Jr., dated December 10, 2012 (as amended by amendment No. 1 dated November 26, 2013, and Amendment No. 2 dated December 8, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

12-9-15	/s/ Mark A. Hampton
Date	Mark A. Hampton
Executive Vice President, Chief Financial Officer, and Secretary

3